Exhibit 99.1

Citius Pharmaceuticals, Inc. Announces First Reported Revenue Following Successful Launch of LYMPHIR™

Company reports $3.9 million in revenue generated from initial sales in December 2025 and provides first fiscal quarter 2026 financial results

CRANFORD, N.J., February 13, 2026– Citius Pharmaceuticals, Inc. (“Citius Pharma” or the “Company”) (Nasdaq: CTXR), a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal first quarter ended December 31, 2025, and provided a business update, including progress at its majority-owned subsidiary, Citius Oncology, Inc. (Nasdaq: CTOR)..

“I am thrilled to report that we have successfully transitioned to a revenue generating company following Citius Oncology’s December 2025 launch of LYMPHIR. We recorded $3.9 million in revenue during the quarter, reflecting the initial sales at Citius Oncology’s nationwide network of distributors. This milestone is the result of years of focused execution designed to translate innovation into tangible value for the cutaneous T-cell community and Citius stakeholders alike. I congratulate the entire Citius team on an outstanding effort to bring LYMPHIR to market,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Oncology and Citius Pharma.

“While we are still in the early stages of the launch, we expect momentum to build as we continue to stand up the full commercial organization and more fully deploy our technology-driven platform to expand patient access and drive market penetration. Looking ahead, we see multiple avenues for growth, including encouraging early signals from investigator-initiated studies, opportunities to expand access in international markets, and the potential to build a durable oncology franchise. Most importantly, LYMPHIR now offers patients living with cutaneous T-cell lymphoma a meaningful new treatment option and a more hopeful future,” added Mazur.

“We remain committed to financial stewardship to sustain this momentum, and focused execution to advance our late-stage pipeline, which includes Mino-Lok and Halo-Lido. Our goal remains to serve our community with first-in-class critical care products, and in so doing maximize long-term shareholder value,” concluded Mazur.

Business Highlights and Subsequent Developments

●	Commercial inflection achieved through majority-owned subsidiary: Citius Oncology successfully launched LYMPHIR™ (denileukin diftitox-cxdl) in the U.S. in December 2025 for adult patients with relapsed or refractory Stage I–III cutaneous T-cell lymphoma (CTCL) following at least one prior systemic therapy;

●	Early physician adoption underway: Initial specialty distributor sales were completed nationwide, enabling product availability across U.S. treatment centers. Patients have begun receiving LYMPHIR at leading cancer centers;

●	Commercial execution supported by technology: Citius Oncology deployed an AI-enabled commercial platform to support targeted physician engagement and efficient penetration of a highly concentrated prescriber base in this rare oncology market;

●	International patient access advancing: Agreements have been negotiated with regional partners to enable patient access to LYMPHIR utilizing Named Patient Programs (NPPs) where permitted in territories throughout European and the Middle East;

●	Continued support of promising upside opportunities for LYMPHIR: Preliminary topline data from two investigator-initiated Phase I combination studies evaluating the potential to expand clinical utility and future label expansion opportunities. include:

o	use in combination with pembrolizumab in patients with recurrent solid tumors;

o	incorporation as part of lymphodepletion regimens prior to CAR-T therapy;

●	Late-stage pipeline progress maintained: Citius Pharma continues to advance Mino-Lok®, an antibiotic lock solution to salvage catheters when treating catheter-related bloodstream infections, and Halo-Lido (CITI-002), a topical prescription formulation for hemorrhoids. The Company remains engaged with the FDA regarding both programs.

First Quarter 2026 Financial Highlights

●	Cash and cash equivalents totaled $7.7 million as of December 31, 2025;

●	Generated net proceeds of approximately $20.9 million from equity financings during the quarter, including capital raised at both Citius Pharma and Citius Oncology;

●	Consolidated revenue was $3.9 million, reflecting initial U.S. sales of LYMPHIR at Citius Oncology;

●	Research and development expenses were $1.6 million, compared to $2.1 million in the prior-year period, reflecting reduced clinical development activity;

●	General and administrative expenses totaled $5.7 million, compared to $5.4 million in the prior-year period;

●	Stock-based compensation expense totaled $4.3 million, compared to $2.5 million in the prior-year period; and,

●	Net loss applicable to common stockholders was $8.2 million, or $(0.41) per share, compared to a net loss of $9.8 million, or $(1.30) per share, in the prior-year period.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Citius Pharma owns approximately 74.8% of Citius Oncology. In December 2025, Citius Oncology launched LYMPHIR, a targeted immunotherapy for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, a catheter lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A pivotal Phase 3 trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to secure strategic partnerships and expand international access to LYMPHIR; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to maintain Nasdaq’s continued listing standards; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; risks relating to the results of research and development activities, including those from any new pipeline assets; our ability to procure cGMP commercial-scale supply; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2025	2025
ASSETS
Current Assets:
Cash and cash equivalents	$7,721,393	$4,252,290
Accounts receivable, net of allowances	4,049,111	-
Inventory	22,639,342	22,286,693
Prepaid expenses	3,535,287	1,395,490
Total Current Assets	37,945,133	27,934,473

Operating lease right-of-use asset, net	835,177	818,694

Deposits	38,062	38,062
In-process research and development, net of accumulated amortization	92,226,562	92,800,000
Goodwill	9,346,796	9,346,796
Total Other Assets	101,611,420	102,184,858

Total Assets	$140,391,730	$130,938,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,021,412	$13,693,692
License payable	18,250,000	22,650,000
Accrued expenses	4,693,307	4,190,253
Accrued compensation	3,094,395	3,292,447
Note payable	1,000,000	1,000,000
Operating lease liability	148,006	88,348
Total Current Liabilities	38,207,120	44,914,740

Deferred tax liability	8,035,000	7,770,760
Operating lease liability – noncurrent	681,640	724,925
Total Liabilities	46,923,760	53,410,425

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.001 par value; 250,000,000 shares authorized; 22,376,427 and 18,067,744 shares issued and outstanding at December 31, 2025 and September 30, 2025, respectively	22,376	18,068
Additional paid-in capital	326,960,700	306,336,239
Accumulated deficit	(247,024,914)	(238,804,129)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	79,958,162	67,550,178
Non-controlling interest	13,509,808	9,977,422
Total Equity	93,467,970	77,527,600

Total Liabilities and Equity	$140,391,730	$130,938,025

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 AND 2024

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2025	2024
Revenue	$3,944,111	—
Cost of revenues	(789,208)	—
Gross Profit	3,154,903	—

Operating Expenses
Research and development	1,599,719	2,127,038
Amortization of in-process research and development	573,438	—
General and administrative	5,720,727	5,387,752
Stock-based compensation – general and administrative	4,280,227	2,524,824
Total Operating Expenses	12,174,111	10,039,614
Operating Loss	(9,019,208)	(10,039,614)
Other Income (Expense)
Interest income	45,097	22,608
Interest expense	(155,538)	—
Total Other Income (Expense)	(110,441)	22,608
Loss before Income Taxes	(9,129,649)	(10,017,006)
Income tax expense	264,240	264,240
Net Loss	(9,393,889)	(10,281,246)
Net loss attributable to non-controlling interest	1,173,104	513,000
Net loss applicable to common stockholders	$(8,220,785)	$(9,768,246)

Net Loss Per Share - Basic and Diluted	$(0.38)	$(1.30)

Weighted Average Common Shares Outstanding
Basic and diluted (include pre-funded warrants from the October 2025 offering)	21,495,274	7,492,460

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 AND 2024

(Unaudited)

	2025	2024
Cash Flows From Operating Activities:
Net loss	$(9,393,889)	$(10,281,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	4,280,227	2,524,824
Issuance of common stock for services	107,510	—
Issuance of common stock warrant	68,597	—
Amortization of in-process research and development	573,438	—
Amortization (accretion) of operating lease right-of-use asset	(16,483)	54,835
Deferred income tax expense	264,240	264,240
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(4,049,111)	—
Inventory	(352,649)	(6,112,603)
Prepaid expenses	(2,139,797)	(145,739)
Accounts payable	(2,672,280)	2,436,909
Accrued expenses	503,054	6,225,151
Accrued compensation	(198,052)	366,073
Operating lease liability	16,373	(58,296)
Net Cash Used In Operating Activities	(13,008,822)	(4,725,852)

Cash Flows From Investing Activities:
License fee payments	(4,400,000)	—
Net Cash Used in Investing Activities	(4,400,000)	—

Cash Flows From Financing Activities:
Net proceeds from common stock offerings	20,877,925	2,574,051
Net Cash Provided By Financing Activities	20,877,925	2,574,051

Net Change in Cash and Cash Equivalents	3,469,103	(2,151,801)
Cash and Cash Equivalents - Beginning of Period	4,252,290	3,251,880
Cash and Cash Equivalents - End of Period	$7,721,393	$1,100,079
Supplemental Disclosures of Cash Flow Information and Non-cash Transactions:
Interest paid	$14,460	$—